Exhibit 5.3

October 13, 2020

MGM Resorts International

3600 Las Vegas Boulevard

South Las Vegas, Nevada 89109

Re:    MGM Resorts International $750,000,000 4.750% Senior Notes due 2028

Ladies and Gentlemen:

We have acted as local Nevada counsel to MGM Resorts International, a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A hereto (the “Nevada Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-223375), as amended, filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Base Prospectus, dated March 1, 2018, contained therein, as supplemented by the Preliminary Prospectus Supplement, dated October 8, 2020 and the Prospectus Supplement, dated October 8, 2020 (collectively, the “Prospectus”), filed with the Commission (collectively, the “Registration Statement”), of $750,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2028 (the “Notes”), issued pursuant to (i) that certain Indenture, dated as of March 22, 2012, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of the date hereof (the “Ninth Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors (as defined therein) party thereto, including the Nevada Guarantors, and the Trustee (as so supplemented, the “Indenture”), including the guarantees set forth in Article 6 thereof (the “Subsidiary Guarantees”), and (ii) that certain Underwriting Agreement, dated as of October 8, 2020 (the “Underwriting Agreement”), by and among the Company, the Subsidiary Guarantors (as defined therein) party thereto, including the Nevada Guarantors, and BofA Securities, Inc. as the representative of the several underwriters named in Schedule A of the Underwriting Agreement. The Nevada Guarantors, not including Victoria Partners, a Nevada general partnership (“Victoria Partners”), are hereinafter referred to as the “Nevada Corporate/LLC Guarantors”.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantors in connection with the registration of the Notes and the Subsidiary Guarantees by the Nevada Guarantors pursuant to the Indenture, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

T 720.330.2300	Suite 5100
F 720.330.2301	1801 California Street
www.butlersnow.com	Denver, Colorado 80202

BUTLER SNOW LLP

MGM Resorts International

October 13, 2020

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indenture (including the Subsidiary Guarantees), (iii) the Underwriting Agreement, (iv) the articles of incorporation and bylaws, the articles of organization and operating agreement, the partnership agreement or the joint venture agreement, as applicable, of each of the Nevada Guarantors, each as amended to date, (v) the resolutions of the board of directors, board of managers, sole member, general partner or managing partner, as applicable, of each of the Nevada Guarantors with respect to the Notes and the Subsidiary Guarantees by such Nevada Guarantor pursuant to the Indenture and (vi) such other agreements, instruments, corporate, limited liability company or general partnership, as applicable, records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Nevada Guarantors and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate for the purpose of issuing the opinions set forth herein.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate, limited liability company and general partnership records made available to us by the Nevada Guarantors, and all public records we have reviewed, are accurate and complete.

The opinions set forth herein are expressly limited to the general corporate laws of the State of Nevada in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.    Each of the Nevada Corporate/LLC Guarantors is validly existing as a corporation or limited liability company, as applicable, and is in good standing under the laws of the State of Nevada. Victoria Partners is validly existing as a general partnership under the laws of the State of Nevada.

2.    Each of the Nevada Guarantors has the corporate, limited liability company or general partnership, as applicable, power and authority to enter into the Underwriting Agreement and the Ninth Supplemental Indenture (including the Subsidiary Guarantees) and to perform its obligations thereunder and under the Indenture.

MGM Resorts International

October 13, 2020

3.    Each of the Nevada Guarantors has duly authorized the execution and delivery by such Nevada Guarantor of the Underwriting Agreement and the Ninth Supplemental Indenture (including the Subsidiary Guarantees) and the performance by such Nevada Guarantor of its obligations thereunder and under the Indenture.

4.    Each of the Nevada Guarantors has duly executed and delivered the Underwriting Agreement and the Ninth Supplemental Indenture (including the Subsidiary Guarantees).

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Milbank LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the registration of the Notes, as filed with the Commission.

Very truly yours,

/s/ BUTLER SNOW LLP

EXHIBIT A

Nevada Guarantors

1.	550 Leasing Company II, LLC, a Nevada limited liability company
2.	AC Holding Corp., a Nevada corporation
3.	AC Holding Corp. II, a Nevada corporation
4.	Arena Land Holdings, LLC, a Nevada limited liability company
5.	Aria Resort & Casino, LLC, a Nevada limited liability company
6.	Bellagio, LLC, a Nevada limited liability company
7.	Circus Circus Casinos, Inc., a Nevada corporation
8.	Circus Circus Holdings, Inc., a Nevada corporation
9.	CityCenter Facilities Management, LLC, a Nevada limited liability company
10.	CityCenter Realty Corporation, a Nevada corporation
11.	CityCenter Retail Holdings Management, LLC, a Nevada limited liability company
12.	Destron, Inc., a Nevada corporation
13.	Grand Garden Arena Management, LLC, a Nevada limited liability company
14.	Grand Laundry, Inc., a Nevada corporation
15.	Las Vegas Arena Management, LLC, a Nevada limited liability company
16.	LV Concrete Corp., a Nevada corporation
17.	Mandalay Bay, LLC, a Nevada limited liability company
18.	Mandalay Employment, LLC, a Nevada limited liability company
19.	Mandalay Place, LLC, a Nevada limited liability company
20.	Mandalay Resort Group, a Nevada corporation
21.	Metropolitan Marketing, LLC, a Nevada limited liability company
22.	MGM CC, LLC, a Nevada limited liability company
23.	MGM Grand Hotel, LLC, a Nevada limited liability company
24.	MGM Hospitality, LLC, a Nevada limited liability company
25.	MGM International, LLC, a Nevada limited liability company
26.	MGM Public Policy, LLC, a Nevada limited liability company
27.	MGM Resorts Advertising, Inc., a Nevada corporation
28.	MGM Resorts Arena Holdings, LLC, a Nevada limited liability company
29.	MGM Resorts Aviation Corp., a Nevada corporation
30.	MGM Resorts Corporate Services, a Nevada corporation
31.	MGM Resorts Design & Development, a Nevada corporation
32.	MGM Resorts Development, LLC, a Nevada limited liability company
33.	MGM Resorts Festival Grounds, LLC, a Nevada limited liability company
34.	MGM Resorts Festival Grounds II, LLC, a Nevada limited liability company
35.	MGM Resorts Global Development, LLC, a Nevada limited liability company
36.	MGM Resorts Interactive, LLC, a Nevada limited liability company
37.	MGM Resorts International Marketing, Inc., a Nevada corporation
38.	MGM Resorts International Operations, Inc., a Nevada corporation
39.	MGM Resorts Land Holdings, LLC, a Nevada limited liability company
40.	MGM Resorts Manufacturing Corp., a Nevada corporation
41.	MGM Resorts Regional Operations, LLC, a Nevada limited liability company
42.	MGM Resorts Retail, a Nevada corporation

43.	MGM Resorts Satellite, LLC, a Nevada limited liability company
44.	MGM Resorts Sub 1, LLC, a Nevada limited liability company
45.	MGM Resorts Sub B, LLC, a Nevada limited liability company
46.	MGM Resorts Venue Management, LLC, a Nevada limited liability company
47.	MH, Inc., a Nevada corporation
48.	Mirage Laundry Services Corp., a Nevada corporation
49.	Mirage Resorts, LLC, a Nevada limited liability company
50.	New Castle, LLC, a Nevada limited liability company
51.	New York-New York Hotel & Casino, LLC, a Nevada limited liability company
52.	New York-New York Tower, LLC, a Nevada limited liability company
53.	Park District Holdings, LLC, a Nevada limited liability company
54.	Park Theater, LLC, a Nevada limited liability company
55.	PRMA, LLC, a Nevada limited liability company
56.	PRMA Land Development Company, a Nevada corporation
57.	Project CC, LLC, a Nevada limited liability company
58.	Ramparts, LLC, a Nevada limited liability company
59.	Signature Tower I, LLC, a Nevada limited liability company
60.	Signature Tower 2, LLC, a Nevada limited liability company
61.	Signature Tower 3, LLC, a Nevada limited liability company
62.	The Mirage Casino-Hotel, LLC, a Nevada limited liability company
63.	The Signature Condominiums, LLC, a Nevada limited liability company
64.	Tower B, LLC, a Nevada limited liability company
65.	Tower C, LLC, a Nevada limited liability company
66.	Vdara Condo Hotel, LLC, a Nevada limited liability company
67.	Vendido, LLC, a Nevada limited liability company
68.	Victoria Partners, a Nevada general partnership
69.	VidiAd, a Nevada corporation
70.	Vintage Land Holdings, LLC, a Nevada limited liability company